EXHIBIT 15

                                             October 6, 1997




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

RE:  Aluminum Company of America

     1.   Form S-8  (Registration Nos.33-24846 and 333-00033)
          Alcoa Savings Plan for Salaried Employees; Alcoa
          Fujikura Ltd. Salaried 401(k) Savings Plan

     2.   Form S-8  (Registration Nos.33-22346, 33-49109,
          33-60305 and 333-27903)
          Long Term Stock Incentive Plan

     3.   Form S-3 (Registration No. 33-49997) and
          Form S-3 (Registration No. 33-60045) and
          Form S-3 (Registration No. 33-64353)
          Debt Securities and Warrants to Purchase Debt Securities, Preferred Stock and Common Stock

Ladies and gentlemen:

We are aware that our report dated October 6, 1997, accompanying interim financial information of Aluminum Company of America (Alcoa) and subsidiaries for the three-month and nine-month periods ended September 30, 1997, is incorporated by reference in the registration statements referred to above. Pursuant to Rule 436 (c) under the Securities Act of 1933, this report should not be considered as part of a registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

Very truly yours,

/s/  COOPERS & LYBRAND L.L.P.

COOPERS & LYBRAND L.L.P.

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